                                                                    EXHIBIT 10.5

                      ORBCOMM SYSTEM PROCUREMENT AGREEMENT



         This ORBCOMM System Procurement Agreement (this "AGREEMENT") is made and entered into as of the 12th day of September, 1995 between ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM GLOBAL"), and Orbital Sciences Corporation, a Delaware corporation ("ORBITAL").


                                   WITNESSETH

         WHEREAS Orbital, Orbital Communications Corporation ("ORBCOMM"), Teleglobe Inc. ("TELEGLOBE"), Teleglobe Mobile Partners ("TELEGLOBE MOBILE"), ORBCOMM Global, ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P. have entered into agreements for the development, construction, operation and marketing of a global digital satellite communications system of low-Earth orbit satellites and certain terrestrial facilities intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM SYSTEM") and related activities in connection therewith; and

         WHEREAS the initial phase of the ORBCOMM System consisting of two (2) satellites, the Satellite Control Center and the Network Control Center suitable for the two satellite system and the four (4) United States Gateway Earth Stations has been generally completed, and the parties desire to terminate the ORBCOMM System, Design, Development and Operations Agreement dated June 30, 1993 between ORBCOMM Global (formerly known as ORBCOMM Development) and ORBCOMM, as amended (the "ORBCOMM SYSTEM AGREEMENT") and incorporate the remaining efforts into this Procurement Agreement; and

         WHEREAS ORBCOMM Global desires to contract with Orbital for the overall design, development, construction, integration, test and operation of certain assets comprising the second phase of the ORBCOMM System:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1 - DEFINITIONS

         Except as otherwise specifically defined herein, capital terms shall have the meanings ascribed to such terms in Appendix C attached to the Master Agreement dated as of June 30, 1993 among Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile, which Appendix is incorporated herein by reference.

         "ADMINISTRATIVE SERVICES AGREEMENT" shall mean that administrative service agreement entered into as of the 12th day of September 1995 between Orbital and ORBCOMM Global.

         "SATELLITE NETWORK SOFTWARE" shall mean the software algorithms and capabilities designed by ORBCOMM Global to be integrated in the Satellites within the framework of the Interface Specifications relating thereto but shall not include the software, computer capabilities and design practices relating to real-time operation of the ORBCOMM System which shall be the responsibility of Orbital.

         "INTERFACE SPECIFICATIONS" shall mean the specifications contained in the Interface Control Documents for (i) the interface between the Satellites and the Communication software, (ii) the interface between the Satellites and the subscriber terminals and (iii) the interface between the Satellites and the Gateway Earth Stations and, (iv) the interface between the Network Control Center and the Satellite Control Center.


                           ARTICLE 2 - SCOPE OF WORK

         Consistent with the terms and conditions set forth herein, Orbital shall furnish the management, labor, facilities and materials required for the performance by it of the following work (collectively, the "WORK"):

         Section 2.1 - Construction of Satellites and Completion of the Satellite Control Center Efforts. Orbital shall develop, construct and deliver to ORBCOMM Global, thirty-four (34) Satellites and complete the Satellite Control Center efforts initiated under the ORBCOMM System Agreement, the whole in accordance with the Satellite Statement of Work (Exhibit A Part 1A) and the Satellite Specifications (Exhibit A Part 1B), including on-orbit check-out support for up to one hundred twenty (120) days after each of the first three
(3) launches of the Satellites.

         Section 2.2 - Provision of Launch Vehicle Launch Services. Orbital shall provide to ORBCOMM Global launch services for twenty-four (24) Satellites using three (3) Pegasus XL Launch Vehicles in accordance with the Launch Vehicle Statement of Work and Specifications. On an optional basis, Orbital shall provide a launch service for an additional plane of eight (8) Satellites using one (1) additional Pegasus XL Launch Vehicle, in accordance with the Launch Vehicle Statement of Work and Specifications (Exhibit A Part 2). On-orbit Check Out support for up to one hundred twenty (120) days after such optional launch shall be provided in accordance with Section 2.6.

         Section 2.3 - Completion of Gateway Earth Station Efforts.   Orbital
shall complete the Gateway Earth Station efforts initiated under the ORBCOMM System Agreement in accordance with the Gateway Earth Station Statement of Work and the Specifications (Exhibit A Part 3).

         Section 2.4 - Other Documentation. Orbital shall prepare, develop and submit to ORBCOMM Global on or before the Preliminary Design Review, preliminary versions of the following documents which shall be reasonably acceptable to ORBCOMM Global:

         (a)     the Interface Specifications; and

         (b) the Verification and Test Plan, which shall be developed in accordance with the Satellites, Launch Vehicle and Gateway Earth Station Specifications and shall include the Gateway Earth Station Acceptance Test Procedure and the Satellite Control Center Acceptance Test Procedure and a First Article Acceptance Test Procedure.

After acceptance by ORBCOMM Global of the documents referred to in subsections
(a) and (b) above, the Interface Specifications and the Verification and Test Plan shall be incorporated into this Agreement as Exhibit F and G respectively.

The Interface Specifications relating to the interface between the Satellites and the Satellite Network Software shall set forth in detail the following:

         (i) the software interface points (such as, without limitation, system calls) between the Satellite Network Software and the Satellites;

         (ii) the Satellite-related constraints on the Satellite Network Software (such as, without limitation, the system resource utilization caps); and

         (iii) the responsibilities of each of Orbital and ORBCOMM Global with respect to the integration of the Satellite Network Software into the Satellites.

Any disagreement on the scope or interpretation of the Interface Specification relating to the interface between the Satellites and the Satellite Network Software shall not be deemed a dispute to be settled in accordance with the provisions of Section 16.4 and Teleglobe Mobile shall have the right to settle any such disagreement in its sole discretion. However, either party may request the other to implement corrective action on its behalf provided the responsible party bears the costs.

         Section 2.5 - Sustaining Research and Development Activities. Orbital shall provide sustaining research and development services for the specifications and design of replacement and/or subsequent generations of Satellites and related ground equipment and network control center equipment upon terms and conditions (including the price therefor) to be mutually agreed upon by Orbital and ORBCOMM Global.

         Section 2.6 - Technical Assistance. Orbital shall provide to ORBCOMM Global, on a time and materials basis (including a fee not to exceed [CONFIDENTIAL TREATMENT] percent

[CONFIDENTIAL TREATMENT] to be mutually agreed upon by Orbital and ORBCOMM Global), technical services, as and when required by ORBCOMM Global, relating to the ORBCOMM System.

         Section 2.7 - Regulatory Matters. Orbital, directly or indirectly through its subsidiary ORBCOMM, shall use all commercially reasonable efforts
(a) to obtain and maintain the required United States regulatory authority needed to construct, launch and operate the Satellites and operate the ORBCOMM System, (b) to obtain and maintain FCC regulatory authority for the operation of type-approved subscriber terminals for use in connection with the ORBCOMM System, and (c) to take reasonable actions in any regulatory proceedings to defend any claims against any regulatory authority granted to Orbital or ORBCOMM in connection with the ORBCOMM System or to oppose any application by competing systems that use frequencies below 1 GHz. ORBCOMM Global shall pay, or reimburse Orbital or ORBCOMM for (a) all out-of-pocket expenses incurred in connection with the activities contemplated by this Section 2.7, and (b) Orbital's or ORBCOMM's internal costs, as appropriate, under the Administrative Services Agreement.

         Section 2.8 - Option for Replacement Constellation Satellites. On an optional basis, Orbital shall construct and deliver to ORBCOMM Global an additional thirty-two (32) Satellites in accordance with the Satellite Statement of Work and the Satellite Specifications (the "REPLACEMENT CONSTELLATION") and the launch services for such additional Satellites using four (4) Pegasus XL Launch Vehicles in accordance with the Satellite and Launch Vehicle Statement of Work and the Satellite and Launch Vehicle Specifications.

         Section 2.9 - Option for the Launch of Two High Inclination Orbit Satellites. Subject to availability, on an optional basis, Orbital shall provide the launch of two (2) Satellites to a high inclination orbit on a Pegasus XL or Taurus Launch Vehicle upon terms and conditions to be mutually agreed upon by Orbital and ORBCOMM Global. In the event of the availability of the two Satellites and the Taurus Launch Vehicle for the upcoming GeoSat Follow-On mission, Orbital shall launch the two Satellites on that Launch Vehicle for a price of [CONFIDENTIAL TREATMENT] ($[CONFIDENTIAL TREATMENT]).

         Section 2.10 - Option for Launch Vehicle Substitution. ORBCOMM Global shall have a one-time option to require Orbital to provide a Standard Taurus Launch Vehicle instead of a Pegasus XL Launch Vehicle for any launch procured pursuant to this Agreement. Such option may be exercised at any time during the three years immediately following the execution of this Agreement. The option price for each Standard Taurus Launch Vehicle shall be separately negotiated on a no-fee basis (shall not include any Orbital fee) and shall not exceed $21,000,000, and delivery shall be on a best efforts basis but in no event later than twenty-for (24) months after option exercise.

                           ARTICLE 3 - CONSIDERATION

         Section 3.1 - Price. The price for the Work under this Agreement (the "PRICE") is as follows:

         (a)     Satellites and Launch Vehicles

                 (i)      thirty-four (34) Satellites            $ [CONFIDENTIAL
                                                                   TREATMENT]

                 (ii)     three (3) Pegasus XL Launch Vehicle    $ [CONFIDENTIAL
                          Launch Services                          TREATMENT]

                 (iii)    Satellite Control Center Completion    $ [CONFIDENTIAL
                                                                   TREATMENT]
                                                                ----------------

                                                  TOTAL          $   157,872.143

         (b)     Gateway Earth Station Completion                $ [CONFIDENTIAL
                                                                   TREATMENT]

         Section 3.2 - Price for Options. The prices for the options referred to in Sections 2.2 and 2.8 (the "OPTION PRICES") are as follows:

                 (a)      Option for one (1) Pegasus XL Launch
                          Vehicle Launch Service                 $ [CONFIDENTIAL
                                                                   TREATMENT]

                 (b)      Option for the Replacement
                          Constellation                          $ [CONFIDENTIAL
                                                                   TREATMENT]

                 (including Launch Vehicle Launch Services)


         Section 3.3 - Adjustment to the Option Prices. The Option Prices, or any of them, as the case may be, will be subject to annual retroactive adjustments for inflation based upon changes to the Gross National Product implicit price deflator index as reported by the United States Department of Commerce, Bureau of Economic Analysis on or after December of each calendar year (the "CURRENT INDEX"). The Gross National Product implicit price deflator index value of [CONFIDENTIAL TREATMENT] shall be used as the baseline index
against which all such annually reported index values are compared.   In the
event the differences between the current index value for the year then being considered, and the baseline index value of [CONFIDENTIAL TREATMENT] exceeds [CONFIDENTIAL TREATMENT] percent ([CONFIDENTIAL TREATMENT]%) per year, then the monthly and milestone payments for those invoices or milestones scheduled to have been submitted or completed, as the case may be, during the year then being considered, shall be increased by the difference (expressed as a percentage) above the [CONFIDENTIAL TREATMENT]% annual inflation already included in the milestone prices. This calculation is shown by formula 1 below. In the event the difference between the current index value for the year then being considered, and the baseline index value is less than [CONFIDENTIAL TREATMENT] percent ([CONFIDENTIAL TREATMENT]%) per year, then the monthly and milestone payments for those invoices or milestones scheduled to have been submitted or completed, as the case may be, during the year then being considered, shall be reduced by the difference (expressed as a percentage) below the [CONFIDENTIAL TREATMENT]% annual inflation included in the milestone prices. This calculation is shown by formula 2 below.

         Formula 1:   Percentage Increase = (A / [CONFIDENTIAL TREATMENT]) - B
                                            ----------------------------------
                                                             B

         Formula 2:   Percentage Increase = B - (A / [CONFIDENTIAL TREATMENT])
                                            ----------------------------------
                                                             B

         A =     The current index value for the year then being considered.

         B = For adjustments to invoices or milestones scheduled to be submitted or completed in 1995, as the case may be, this number is [CONFIDENTIAL TREATMENT] (for 1996 it is [CONFIDENTIAL TREATMENT]; for 1997 it is [CONFIDENTIAL TREATMENT]; for 1998 it is [CONFIDENTIAL TREATMENT]; for subsequent years, continue to multiply the prior year's number by [CONFIDENTIAL TREATMENT] per year).

         Section 3.4 - Taxes. (a) The Price does not include any federal, state or local sales, use or excise taxes levied upon or measured by the sale, the sales price, or the use of the items to be delivered or services required to be performed hereunder. Orbital shall list separately on its invoice any such tax lawfully applicable to the items to be delivered or services required to be performed hereunder and payable by ORBCOMM Global. The Price shall not however include any taxes on property owned by the United States Government, or any U.S. or foreign federal, state or local income taxes imposed on Orbital.

         (b) In cases where Orbital and/or ORBCOMM Global are wholly or partially exempt from such taxes and duties or otherwise entitled to relief by way of protest, refund claims, litigation or other proceedings, Orbital shall take all necessary steps to facilitate such exemption or relief by:

         (i) Using reasonable efforts to bring about the exemption or relief before submitting the invoices to ORBCOMM Global; and

         (ii) Complying with all formalities necessary to enable ORBCOMM Global to claim reimbursement with respect to taxes and duties that have been paid. For this purpose,





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


         Orbital shall comply with the reasonable instructions given to it by ORBCOMM Global and provide in due time the information that ORBCOMM Global reasonably requires.

If any such tax is determined to be legally due from either Orbital or ORBCOMM Global, ORBCOMM Global shall pay it separately. ORBCOMM Global shall pay, or reimburse Orbital for all out-of-pocket expenses incurred in connection with the activities contemplated by this Subsection 3.4(b).


         Section 3.5 - Insurance. The Price does not include the cost of launch or Satellite insurance (but includes Satellite on-ground transportation insurance and property insurance for the pre-launch phase), which insurance shall be procured by ORBCOMM Global or, at ORBCOMM Global's discretion, by Orbital for ORBCOMM Global's account. ORBCOMM Global shall pay or promptly reimburse Orbital for all expenses incurred by Orbital, on behalf of ORBCOMM Global in obtaining launch and/or Satellite insurance, upon receipt of Orbital's invoice therefor.


                    ARTICLE 4 - PAYMENT TERMS AND INVOICING

         Section 4.1 - Payment Terms and Invoices. The Price for the Work under this Agreement shall be invoiced and paid as follows:

         (a) Initial Invoicing. Upon the execution of this Agreement, Orbital shall be entitled to invoice ORBCOMM Global an amount of $[CONFIDENTIAL TREATMENT] for the Work performed prior to the date hereof, such invoice to be paid by ORBCOMM Global within one (1) business day.

         (b) Monthly Invoicing. Orbital shall invoice ORBCOMM Global on a monthly basis for a maximum of 90% of its costs incurred during such month plus, to the extent permitted by Subsection 4.1(f), such portion of the cost in excess of the maximum amount to be invoiced to ORBCOMM Global in accordance with such Subsection 4.1(f) and not previously invoiced and paid. Orbital shall present its invoice to ORBCOMM Global promptly after the end of the month covered by the invoice.

         (c) Category B Milestones. The remaining 10% of costs incurred in any month may be invoiced incrementally upon completion of the Category B Milestone for that month as set forth in Exhibit B.

         (d) Category A Milestones. The balance of the price ($[CONFIDENTIAL TREATMENT]) is allocated to Category A Milestones as set forth in Exhibit C. The amount for such Category A Milestones may be invoiced upon achievement of the relevant Category A Milestone in accordance with the requirements for achievement of Category A Milestones set forth in Section 4.2 below (the "CATEGORY A MILESTONE ACHIEVEMENT CRITERIA").

         (e) The total amount paid under 4.1(a), (b) and (c) shall not exceed $[CONFIDENTIAL TREATMENT]. In the event costs incurred are less than $[CONFIDENTIAL TREATMENT], the remaining amount shall be paid pro-rata upon each launch.

         (f) Schedule 4.1(f) sets forth the maximum cumulative payments to be made by ORBCOMM Global under Sections 4.1(a), (b) and (c) during the term of this Agreement. At any time during the term of this Agreement, ORBCOMM Global shall not be obligated to make any payments associated with monthly invoices and Category B Milestones to the extent that the cumulative costs exceed the maximum payments identified in Schedule 4.1(f) at the relevant time until such time where the cumulative costs are less than such maximum cumulative payments.

         Section 4.2 - Category A Milestone Achievement. (a) Preliminary Design Review, Critical Design Review and System Production Readiness Review shall be deemed achieved upon conduct of the respective review meaningfully addressing all significant areas as described in the Statement of Work, mutual agreement on the scope of and schedule for action plan items and resolution of any action items mutually agreed to be resolved as a condition of the related Category A Milestone achievement. First Article Test shall be deemed achieved upon successful completion of the First Article Acceptance Test Procedure. In the event of substantial achievement of any milestone, Orbital shall be entitled to invoice for a portion of the value with the balance to be invoiced upon full achievement or waiver. In such event, any amount withheld shall be at ORBCOMM Global's discretion, but shall be commensurate with the remaining tasks and risks. Preliminary Design Review, Critical Design Review and System Production Readiness Review shall be deemed fully achieved no later than the first launch. In the event First Article Test is not fully achieved prior to launch any remaining amount shall be earned to the same extent of On-orbit Check Out achievement.

         (b) Launch success for each launch service shall be deemed achieved upon delivery of the Satellites to orbit in accordance with the orbit criteria contained in Section 3.1.1 of the Launch Vehicle Statement of Work and Specifications, as further defined in the interface control document for the interface specification between the Launch Vehicle and the Satellite, which interface control document shall be mutually agreed upon by Orbital and ORBCOMM Global. In the event the Section 3.1.1 criteria are not achieved, but the Satellites are placed in an orbit that make them useable to ORBCOMM Global, Orbital shall be entitled to payment for partial launch success in an amount to be determined by negotiation of the parties based on the usability of the Satellites to generate revenues.

         (c) On-Orbit Check Out for each plane of Satellites shall be deemed achieved on a percentage basis as described in Schedule 4.2(c). In the event of a failure of Satellite operation due to launch failure, the On-orbit Check Out Milestone payment may be earned for On-orbit Check Out of the fourth plane in accordance with the criteria described in Schedule 4.2. In the event of failure or performance degradation below the criteria in Schedule 4.2 of any Satellite due to improper operation by ORBCOMM Global (to the extent that such improper operation is not the result of Orbital's directives), such Satellite shall be deemed fully functional for the purposes of On-orbit Check Out Milestone achievement

         Section 4.3 - Achievement of Milestones. (a) In the event that Orbital fails to achieve any Category A Milestone in accordance with the Category A Milestone Achievement Criteria on or before the scheduled completion date shown in Exhibit C, ORBCOMM Global shall be relieved of its obligation to pay the applicable amounts specified for such Category A Milestone until such time as Orbital achieves such Category A Milestone in accordance with the Category A Milestone Achievement Criteria or obtains a waiver in writing from ORBCOMM Global for such achievement. The invoicing and payment procedure referred to Section 4.1 shall then apply mutatis mutandis. This, together with any additional rights and remedies ORBCOMM Global may have under Article 12 - Termination, shall constitute ORBCOMM Global's exclusive right and remedy for Orbital's failure to achieve any or all such Category A Milestones. Orbital's failure to timely complete any milestone shall not relieve ORBCOMM Global from its obligation to pay for other achieved milestones.

         (b) If ORBCOMM Global concludes that the milestone event for which any invoices have been submitted has not been successfully completed in accordance with the requirements of this Agreement or that any condition established by this Agreement as prerequisite to payment has not been fulfilled, it shall provide Orbital written exceptions within ten (10) business days after receipt of the invoice, specifying in detail the non-conformance. The applicable payments shall be made within five (5) business days after ORBCOMM Global's receipt of Orbital's response, in writing, addressing in detail each of ORBCOMM Global's exceptions and, in the event of any Category A Milestone, demonstrating to the reasonable satisfaction of ORBCOMM Global that the milestone requirements have been successfully completed; provided, however, if, with respect to any such Category A Milestone, ORBCOMM Global reasonably concludes that Orbital's response to ORBCOMM Global's exceptions to be non-responsive and so notifies Orbital as provided in Subsection 4.3(c) below, ORBCOMM Global may, at its sole discretion, defer any unpaid amount of the relevant Category A Milestone payment until the resolution of the matter as described in Subsection 4.3(c) below.

         (c) In the event ORBCOMM Global concludes that Orbital has been non-responsive to ORBCOMM Global's exception to a Category A Milestone, ORBCOMM Global shall notify Orbital thereof in writing (the "EXCEPTION NOTIFICATION") within ten (10) business days after receipt of Orbital's response to ORBCOMM Global's written exception. The Exception Notification shall (i) specify in detail the reason(s) ORBCOMM Global believes Orbital's response to be non-responsive, and (ii) advise Orbital formally that ORBCOMM Global intends to withhold payment for such Category A Milestones until Orbital demonstrates to the reasonable satisfaction of ORBCOMM Global that such Category A Milestone has been achieved in accordance with the Category A Milestone Achievement Criteria.

                 Upon receipt of an Exemption Notification from ORBCOMM Global, Orbital shall have thirty (30) days to demonstrate the achievement of the relevant Category A Milestone to the reasonable satisfaction of ORBCOMM Global. If Orbital is unable to make such demonstration, either party may submit the matter to be resolved as provided in Section 16.4 hereof.

         Section 4.4 - Invoicing. Subject to the foregoing, Orbital shall submit to ORBCOMM Global at the address below monthly invoices covering the amounts as described in Subsection 4.1(b) or invoices for Category A and Category B Milestone payments, in each case certified by the Vice-President and Controller of Orbital or by any other officer designated by the Vice-President and Controller of Orbital in the form provided for in Schedule 4.4. Subject to the provisions of Section 4.3, ORBCOMM Global shall pay such invoices within thirty (30) days from the date of their receipt:

                                  ORBCOMM Global, L.P.
                                  Attn: Controller
                                  21700 Atlantic Boulevard
                                  Dulles, Virginia  20166

         Section 4.5 - Auditor Review of Submitted Invoices. Under this Agreement, Orbital shall submit certified invoices on a monthly basis for a percentage of incurred costs, and in certain cases for a percentage of incurred costs but only after successful completion of any Category B milestones. In order to ensure ORBCOMM Global that the invoices that are submitted accurately reflect (i) the actual incurred costs and (ii) the correct percentage of costs to be invoiced under the terms of this Agreement, an outside auditor firm selected by ORBCOMM Global may review the accuracy of submitted invoices under this Agreement against Orbital's accounting books and records. In the event that an error was made and ORBCOMM Global was overcharged, the amount of the overcharge shall be determined by the auditors and the overcharged amount, plus interest to be calculated at the prime rate of Morgan Guaranty Trust Company of New York in effect on the first business day for each relevant month from the date of overpayment, shall be refunded to ORBCOMM Global within five
(5) business days from the date of notification by the auditors. All expenses of such audits shall be paid by ORBCOMM Global except that, to the extent that there is an overcharge greater than Fifty Thousand Dollars ($50,000) finally determined and that such determination is binding upon the parties, Orbital shall pay audit expenses with respect to any invoices for which an overcharge is so determined. To the extent that Orbital does not agree with the auditors' determination, such dispute shall be settled in accordance with Section 16.4.


                     ARTICLE 5 - WORK SCHEDULE AND DELIVERY





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



         Section 5.1 - Delivery. (a) Orbital understands and agrees that timely completion of the milestones is of the essence of this Agreement. Completion of Category A and Category B Milestones shall be determined as described in Article 4.

         (b) Delivery of the Launch Vehicle Launch Services and Satellites shall occur on separation of the Launch Vehicle from the carrier aircraft as follows:

                                 Deliverable                                       Date
                                 -----------                                       ----
 (i)     Satellites 1-8 and Launch Vehicle Launch Service No. 1              Jan. 1997

 (ii)    Satellites 9-16 and Launch Vehicle Launch Service No. 2             April 1997

 (iii)   Satellites 17-24 and Launch Vehicle Launch Service No. 3            July 1997

 (iv)    Satellites  25-34                                                   Nov. 1997

         (c) Delivery of the remaining gateway earth station effort to be completed under this Agreement shall be as follows:


         Deliverable                    Quantity                    Shipment                           Destination
 --------------------------            ----------               ------------------               -------------------------
 GES System - 05                            1                       Oct. 1995                    East Wenatchee, WA

 GES System - 06                            1                       Oct. 1995                    East Wenatchee, WA

 STE Antenna System                         1                       Oct. 1995                    East Wenatchee, WA

 GES System - 07                            1                       Jan. 1996                    Ocilla, GA

 GES System - 08                            1                       May 1996                     Arcade, NY

         (d) Delivery of the remaining Satellite Control Center efforts to be completed under this Agreement shall be in accordance with the Satellite Statement of Work.


                       ARTICLE 6 - ACCESS AND ACCEPTANCE

         Section 6.1 - Access. Subject to the receipt of any and all required governmental approvals, ORBCOMM Global's authorized representatives shall have the right, on a not to interfere basis, at all reasonable times during the performance of this Agreement, to monitor the work in progress (including without limitation all design and test activities with access to related computer program information to the extent reasonable safeguards can be implemented) at the plant(s) of Orbital. Orbital shall use all commercially reasonable efforts to incorporate in all of its subcontracts, Orbital's and ORBCOMM Global's rights to monitor work in progress as provided herein, provided that any additional direct expenses associated with the exercise or implementation of such rights shall be borne by ORBCOMM Global.

         Section 6.2 - Progress Meetings. During the performance of this Agreement, Orbital shall conduct reviews in accordance with the schedule identified in the Satellite, Launch Vehicle and Gateway Earth Station Statements of Work, as the case may be, at which Orbital shall provide a review of milestones completed subsequent to the preceding review, status of the upcoming milestones, and such other matters as may be mutually agreed upon by the parties. Orbital shall also provide ORBCOMM Global at such meetings with such reports and documentation as are required by such Statements of Work. The parties may mutually agree to conduct additional interim meetings or reviews from time to time with a mutually acceptable agenda. ORBCOMM Global shall determine its appropriate manager and personnel to attend such meetings. Orbital shall be represented by its program manager and such other personnel as are specifically required to support the particular presentation. All such meetings shall be held at Orbital's facility in Germantown, Maryland or other mutually agreeable location. Orbital shall prepare and distribute to ORBCOMM Global the minutes of such meeting within fifteen (15) days of each such meeting.

         Orbital shall provide ORBCOMM Global and/or its representatives, office space for a maximum of ten (10) of ORBCOMM Global personnel (or its consultants) at Orbital's facilities at Germantown, Maryland and Dulles, Virginia. The office facilities to be provided shall include a reasonable amount of office space, office furniture, regular parking facilities, telephone and fax services and access to copy machines. ORBCOMM Global shall reimburse Orbital for variable costs such as long distance telephone and fax services on a reasonable basis to be negotiated.

         Section 6.3 - Inspection and Acceptance. (a) The remaining efforts to be performed on the Gateway Earth Stations as specified in Section 2.3 shall be accepted in accordance with Gateway Earth Station Acceptance Test Procedure ("GES ATP"), a copy of which is attached hereto as Schedule 6.3(a). The GES ATP shall take place at the location where the Gateway Earth Stations to be purchased under this Agreement are to be installed by ORBCOMM Global. Such GES ATP shall be scheduled at a mutually convenient time within fifteen (15) days after Orbital notifies ORBCOMM Global that the installation is complete. ORBCOMM Global shall satisfy itself during the GES ATP that the Gateway Earth Stations conform to the Gateway Earth Station Specifications set forth in this Agreement. Within thirty (30) days after completion of each GES ATP, ORBCOMM Global shall give written notice of any claim that the Gateway Earth Stations do not conform to such specifications. If ORBCOMM Global fails to participate in the GES ATP for any particular Gateway Earth Station or to notify Orbital as required, ORBCOMM Global agrees that the remaining Gateway Earth Station efforts for such Gateway Earth Station shall be deemed accepted with all faults that inspection and test would have revealed and to have waived all rights to revoke acceptance after such a thirty-day period for such Gateway Earth Station. ORBCOMM Global may be assisted in all inspections by its consultants or advisors.

         (b) ORBCOMM Global's authorized representatives shall promptly conduct a final inspection of the Satellites and Launch Vehicles in accordance with the Verification and Test Plan or, at ORBCOMM Global's option, witness such inspection by Orbital and shall either approve them for launch in writing or promptly notify Orbital in writing of the particulars in which they are non-conforming with the applicable Specifications. If no objections have been sent by ORBCOMM Global within fifteen (15) days of the inspection, the relevant Satellite and Launch Vehicles shall be deemed to have received approval for launch by ORBCOMM Global. Corrections required to render the Satellites and Launch Vehicles in conformance with the applicable Specification shall be made by Orbital at its cost. The decision as to how to make the corrections shall be at Orbital's sole discretion and an item found to be non-conforming during or after testing performed under this Agreement shall, at ORBCOMM Global's request and without charge to ORBCOMM Global, be re-tested by Orbital after Orbital has remedied the non-conformance. ORBCOMM Global may be assisted in all inspections by its consultants or advisors.

         (c) The remaining efforts to be performed on the Satellite Control Center as specified in Section 2.1 shall be accepted in accordance with a Satellite Control Center Acceptance Test Procedure ("SCC ATP"), a copy of which shall be attached upon completion as Exhibit 6.3(c). The SCC ATP shall take place at the facilities of Orbital at Dulles, Virginia. Such SCC ATP shall be scheduled at a mutually convenient time within fifteen (15) days after Orbital notifies ORBCOMM Global that the remaining efforts on the Satellite Control Center have been completed. ORBCOMM Global shall satisfy itself during the SCC ATP that the Satellite Control Center conforms to the requirements contained in the Satellite Specifications contained in this Agreement. Within thirty (30) days after completion of the SCC ATP, ORBCOMM Global shall give written notice of any claim that the remaining efforts on the Satellite Control Center does not conform to such Specifications. If ORBCOMM Global fails to participate in the SCC ATP or to notify Orbital as required, ORBCOMM Global agrees that the remaining Satellite Control Center efforts shall be deemed accepted with all faults that inspection and test would have revealed and to have waived all rights to revoke acceptance after such a thirty-day period. ORBCOMM Global may be assisted in all inspections by its consultants or advisors.

         Section 6.4 - Corrections in Unlaunched Satellites. If at any time, Orbital becomes aware that defects exist in any unlaunched Satellite as a result of the operation of on-orbit Satellites or otherwise, Orbital shall notify promptly ORBCOMM Global of such defects and to the extent that ORBCOMM Global determines that such defects would, in the reasonable opinion of ORBCOMM Global, materially and adversely affect the operation of the ORBCOMM System, Orbital shall take prompt and appropriate corrective measures at its own expense to eliminate any such defects from all unlaunched Satellites (including any spare Satellites). The decision as to how to make the corrections shall be at Orbital's sole discretion.

                       ARTICLE 7 - TITLE AND RISK OF LOSS

         Section 7.1 - Title Passing and Risk of Loss. Unless otherwise provided in this Agreement, title to, beneficial ownership of, and right to possession to and risk of loss of or damage shall pass to ORBCOMM Global, as follows:

         (a) with respect to each Launch Vehicle and to the Satellites upon separation of the Launch Vehicle from the carrier aircraft;

         (b) with respect to the Gateway Earth Stations upon successful completion of the GES ATP in accordance with the provisions of Section 6.3(a); and

         (c) with respect to the Satellite Control Center upon successful completion of the SCC ATP in accordance with the provisions of Section 6.3(c).


                              ARTICLE 8 - CHANGES

         Section 8.1 - Changes. At any time and by written order, ORBCOMM Global may make changes within the general scope of this Agreement in (a) the Specifications or the Statements of Work, (b) the method of packing or shipment, (c) place or time of delivery, or (d) the quantity or type of the items to be delivered or services required to be performed hereunder.

         Section 8.2 - Adjustments to Agreement. (a) If any change causes an increase or decrease in the Price, or in the time required for performance of any part of the Work, whether or not directly changed by the order, ORBCOMM Global and Orbital shall negotiate an equitable adjustment to such Price, delivery schedule or other provision of this Agreement. Orbital shall perform the Work as changed pending resolution of any negotiation under this Article 8.

         (b) Orbital must assert in a written proposal that addresses its right to an adjustment under this Article 8 within sixty (60) days from receipt of the written order; provided that, if Orbital requires additional time to finalize its written proposal, it shall request an extension within the initial sixty (60) day period, which request shall not be unreasonably denied by ORBCOMM Global.

         (c) If Orbital's proposal includes the cost of replacing property made obsolete or excess by the change, ORBCOMM Global shall have the right to prescribe the manner of the disposition of the obsolete or excess property.

         (d) Failure to agree to any adjustment shall be a dispute and settled in accordance with Section 16.4, provided that nothing in this Section
8.2 shall excuse Orbital from proceeding with  the Work as changed.


                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

         Section 9.1 - Representations and Warranties. Orbital represents and warrants that (a) it has, and it shall deliver to ORBCOMM Global at the time of title passing pursuant to Article 7, sole and good legal and equitable title to the items to be delivered or to the extent applicable, the services required to be performed pursuant to Article 2, free and clear of any and all security interests, liens, claims, charges, and encumbrances of any kind or nature whatsoever, together with full power and lawful authority to sell, deliver and perform the items to be delivered or to the extent applicable, the services required to be performed under Article 2, (b) subject to the provisions of
Section 9.2(a), the items to be delivered or to the extent applicable, the services required to be performed shall be free from defects in design, material and workmanship and shall operate and conform to the performance capabilities, specifications, functions and other descriptions set forth in the Specifications (as such Specifications may be modified from time to time), (c) neither the delivery of the items nor the performance of the services required to be performed by Orbital shall in any way constitute an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party and (d) the items to be delivered and the services required to be performed hereunder shall be in compliance with all applicable United States laws, rules and regulations.

         Section 9.2 - Remedies for Breach of Warranty and Warranty Period.

         (a) Notwithstanding acceptance by ORBCOMM Global of the Gateway Earth Stations, the Satellite Control Center, or any part thereof, or any provision of this Agreement, to the extent permitted by the terms thereof, Orbital shall assign to ORBCOMM Global any warranties it has with respect to any part of any such Gateway Earth Stations and of the Satellite Control Center, from third parties and warrants with respect to all such other Gateway Earth Stations, the Satellite Control Center, or any part thereof, that for a period of one (1) year after title passing in accordance with Article 7 (together with the term of any applicable third party warranty, the "WARRANTY PERIOD"), the Gateway Earth Stations, the Satellite Control Center, or any part thereof, shall be free from defects in design, material and workmanship and shall operate and conform to the performance capabilities, specifications, functions and other descriptions set forth in the Specifications that relate thereto. Orbital shall, at its expense, repair or replace the Gateway Earth Stations, the Satellite Control Center, or any part thereof, that do not conform to such warranty. Notwithstanding the above, the Warranty Period for the Gateway Earth Stations shall expire no later than December 31, 1996. Orbital's obligation during the applicable Warranty Period shall be limited to repair or replacement of any Gateway Earth Stations, the Satellite Control Center, or any part thereof, for which it has provided a warranty. Notice of all claimed defects must be provided in writing to Orbital within the applicable Warranty Period. Orbital shall determine after inspection that the product or part was, in fact, defective, such determination to be to the reasonable satisfaction of ORBCOMM Global. The Gateway Earth Stations, the Satellite Control Center, or any part thereof, found to conform to the Specifications and requirements of this Agreement and not defective shall be returned to ORBCOMM Global, at ORBCOMM Global's expense. ORBCOMM Global shall pay for shipping and insurance of defective Goods to Orbital and Orbital shall pay the cost of return shipping and insurance. Any product or part repaired or replaced shall be subject to the original, applicable Warranty Period. The warranty set forth herein is ORBCOMM Global's exclusive remedy against Orbital for defective Gateway Earth Stations, the Satellite Control Center, or any part thereof, and is in lieu of all other warranties, express or implied.

         (b) The Orbital warranty set forth herein shall not extend to any Gateway Earth Stations, the Satellite Control Center, or any part thereof that, upon Orbital's or its subcontractors' examination is found to have been (i) mishandled, misused, subjected to negligence, accident or abuse, (ii) installed, operated or maintained contrary to Orbital's specifications or instructions or otherwise used improperly, (iii) tampered with or damaged as evidenced by, for example, broken seals, unauthorized modifications, damaged packaging containers and the like, (iv) repaired/altered by anyone other than Orbital or its subcontractors with Orbital's express advance written approval, or (v) delivered to Orbital not in conformance with the notice requirements in the warranty.

         (c) For the Launch Vehicle Launch Services and the Satellites, following separation of the Launch Vehicle from the carrier aircraft, ORBCOMM Global's sole remedy for launch failure, defects, failure to conform with applicable Specifications or any other requirements shall be limited to (i) the potential non-payment to Orbital of the related Category A milestone payments and of the performance incentive payment referred to in Article 14 and
(ii) termination remedies under Article 12.

         Section 9.3 - Limitation of Liability. (a) ORBITAL SHALL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES RESULTING FROM THE USE OF ANY OF THE GOODS OR SERVICES TO BE PROVIDED HEREUNDER, OTHER THAN THE LIABILITY EXPRESSLY STATED HEREIN. THE WARRANTY SET FORTH HEREIN IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (b) Except as otherwise provided herein, regardless of fault, under no circumstances shall Orbital be liable for any damages greater than [CONFIDENTIAL TREATMENT] Dollars ($[CONFIDENTIAL TREATMENT]) (excluding (i) any unpaid portion of the Category A Milestone Payments not paid to Orbital as a result of a failure to meet, in whole or in part, any of the Category A Milestones, and (ii) any unpaid portion of the On-orbit Performance Incentive Payment payable under Article 14) for any claim made, including any special, incidental or consequential damages of any nature whatsoever, whether arising from Orbital's breach of contract, breach of express or implied warranty, arising in tort, at law or in equity including any law giving rise to a claim of strict liability or for any other cause.

         Section 9.4 - Patent Indemnification. (a) In the event of a breach of the representation and warranty set forth in Section 9.1(c), Orbital agrees to indemnify and hold harmless ORBCOMM Global and its permitted successors and assigns of its products from and against all loss, damages, claims, demands and suits at law or in equity, for actual or alleged claims, demands and suits at law or in equity, arising out of such breach or alleged breach.

         (b) Notwithstanding the provisions of Subsections 9.1(c), 9.3(b) and 9.4(a), ORBCOMM Global agrees that Orbital shall be relieved of its obligations referenced in Subsection 9.4(a), unless ORBCOMM Global notifies Orbital in writing promptly, but in any event, no later than sixty (60) days after ORBCOMM Global becomes aware of any such claim, suit or proceeding and, at Orbital's expense, cooperates with and gives Orbital all necessary information and assistance to mitigate, settle and/or defend any such claim, suit or proceeding; provided, however, that ORBCOMM Global shall not be obligated to suspend service using the ORBCOMM System in mitigation of Orbital's liability. In the event that the actual liability of Orbital as a consequence of a claim, suit or proceeding in a particular country, exceeds [CONFIDENTIAL TREATMENT] Dollars ($[CONFIDENTIAL TREATMENT ]) in such country, excluding any country listed in Schedule 9.4(b) for which the claim, suit or proceeding shall exceed [CONFIDENTIAL TREATMENT] Dollars ($[CONFIDENTIAL TREATMENT]), and excluding the United States of America for which the claim, suit or proceeding shall exceed the Price , then ORBCOMM Global shall release Orbital from any obligation for liability for copyright, trademark and patent infringement in such country in excess of the applicable limit.
Notwithstanding anything to the contrary herein contained, under no circumstances shall Orbital be liable for any copyright, trademark or patent indemnification for countries other than the United States of America, greater than [CONFIDENTIAL TREATMENT] Dollars ($[CONFIDENTIAL TREATMENT]) and copyrights, trademark or patent indemnification for all countries including the United States of America greater than the Price.


                             ARTICLE 10 - RESERVED




                             ARTICLE 11 - STOP WORK

         Section 11.1 - Stop Work Order. ORBCOMM Global may, at any time, by written order to Orbital, require Orbital to stop all, or any part, of the Work called for by this Agreement for a period of sixty (60) days or for any further period to which the parties may agree. The order shall be specifically identified as a Stop Work issued under this Article 11. Upon receipt of the order, Orbital shall immediately comply with its terms and take all reasonable steps to minimize costs allocable to the work covered by the order during the period of work stoppage. Within a period of sixty (60) days after a stop-work is delivered to Orbital, or within any extension of that period to which the parties agree, ORBCOMM Global shall either (a) cancel the stop-work order and make an equitable adjustment to this Agreement for the delay or (b) terminate the work as provide in Article 12 hereof if applicable or if Orbital otherwise agrees to terminate.

                            ARTICLE 12 - TERMINATION

         Section 12.1 - Termination. ORBCOMM Global may, by written notice of termination to Orbital, terminate this Agreement upon the failure of Orbital
(a) to achieve any of the Category A Milestones within fifty-six (56) weeks after the scheduled completion date set forth in the Milestone Payment Schedule, provided that scheduled completion dates shall be extended by any excusable delays as a result of a force majeure event under Section 16.2; (b) to comply in any material respect with any of the provisions of this Agreement and to correct such failure, within sixty (60) days from the date of Orbital's receipt of written notice thereof from ORBCOMM Global's authorized representative, setting forth in detail ORBCOMM Global's basis for termination of the Agreement.

         Section 12.2 - Remedies Upon Termination. (a) In the event of termination of this Agreement by ORBCOMM Global, as provided for hereinabove, Orbital shall:

                 (i) To the extent it is permitted to do so by law, regulation and third parties, deliver to ORBCOMM Global all completed items to be delivered under Article 2, work-in-progress, drawings, and other technical data associated with the Work developed as part of the performance of the completed milestones of this Agreement along with appropriate licenses to the intellectual property embodied in all such items (excluding any Launch Vehicle Launch Services data), drawings and other technical data to use, make and have made such items (excluding any Launch Vehicle Launch Services data), provided, that such data and licenses shall be used exclusively for purposes related to the ORBCOMM System and shall be subject to appropriate confidentiality obligations;

                 (ii) Take all commercially reasonable steps to protect and preserve the property referred to in (i) above in the possession of Orbital until delivery to ORBCOMM Global;

                 (iii) Be paid such portion of the ORBCOMM System Price for all due monthly invoices and completed milestones less any amount payable to ORBCOMM Global hereunder; and

                 (iv) At ORBCOMM Global's request and to the fullest extent permitted by law, and subject to applicable laws and regulations, transfer the approvals, permits, and licenses relating to the ORBCOMM System and held by Orbital or ORBCOMM to ORBCOMM USA.

                 (v) Be liable to ORBCOMM Global for liquidated damages in the amount of [CONFIDENTIAL TREATMENT] dollars ($[CONFIDENTIAL TREATMENT]) except that in the event of termination after a Change of Control as defined in the Master Agreement, the amount shall be [CONFIDENTIAL TREATMENT] dollars ($[CONFIDENTIAL TREATMENT]).

         (b) In the event of ORBCOMM Global's proper exercise of its rights under this Article 12, Orbital shall protect ORBCOMM Global, hold ORBCOMM Global harmless and indemnify ORBCOMM Global from all claims (and related liabilities and costs) by Orbital's customers or third parties, derived from or relating to Orbital's rights under this Agreement, subject to any limitation provided in Section 9.3 hereof.

         (c) Any disagreement under this provision, including disagreements with respect to ORBCOMM Global's right to seek a termination and the appropriate remedies for termination, shall be resolved in accordance with
Article 16.4 of this Agreement.


                ARTICLE 13 - OWNERSHIP OF INTELLECTUAL PROPERTY

         Section 13.1. All designs, inventions (whether or not patented), processes, technical data, drawings and/or confidential information related to the Work, including without limitation the Satellites, Launch Vehicle Launch Services, Satellite Control Center and Gateway Earth Stations, are the exclusive property of Orbital and/or its subcontractors. All rights, title and interest in and to all underlying intellectual property relating to the Work shall remain exclusively in Orbital and/or its subcontractors, notwithstanding Orbital's disclosure of any information or delivery of any data items to ORBCOMM Global or ORBCOMM Global's payment to Orbital for engineering or non-recurring charges. ORBCOMM Global shall not use or disclose such information or property to any third party without the prior written consent of Orbital. Title to all tools, test equipment and facilities not furnished by ORBCOMM Global or specifically paid for by ORBCOMM Global and delivered to ORBCOMM Global under this Agreement shall remain in Orbital and/or its subcontractors. ORBCOMM Global agrees that it will not directly or through any third party reverse engineer the Work.

         Section 13.2. To the extent that computer software, source codes, programming information and other related documentation relating to the Work, other than the Launch Vehicles (the "BACKGROUND INFORMATION") are not deliverable data under this Agreement (or to the extent that they are deliverable data, that no ownership or license rights are being transferred to ORBCOMM Global), Orbital, to the extent that it has the right to do so, shall provide to ORBCOMM Global, on an as needed basis, the right to access and copy such Background Information. ORBCOMM Global shall have the right to use such Background Information to support its analysis of the ORBCOMM System, to develop alternative solutions for technical problems affecting the operation and management of the ORBCOMM System and to design modifications to the Background Information but in any event, not for any reprocurement. To the extent that ORBCOMM Global designs modifications to the Background Information, it shall not have the right to implement such modifications without the prior written consent of Orbital. However, if ORBCOMM Global decides to implement such modifications without the prior written consent of Orbital, ORBCOMM Global shall be deemed to have waived its right to the unpaid portion of the On-orbit Performance Incentive Payment and shall pay to Orbital within thirty (30) days of the implementation of the modification such unpaid portion of the On-orbit Performance Incentive Payment.

                       ARTICLE 14 - ON-ORBIT PERFORMANCE
                               INCENTIVE PAYMENTS

         (a) In addition to the Price set forth in Article 3 hereof, Orbital shall be entitled to receive on-orbit performance incentive payments during the On-orbit Performance Incentive Period. Payments shall be made on a per plane basis with the incentive to be earned on a monthly basis, for each complete month during the first thirty (30) months years that there are at least seven (7) Working Satellites in the plane, and during the last thirty
(30) months, for each complete month that there are at least six (6) Working Satellites in the plane, as described in Schedule 14.

         (b) The "ON-ORBIT PERFORMANCE INCENTIVE PERIOD" for each plane of satellites shall commence on the first day after all the conditions for the successful completion of the Category A Milestone attached to such plane have been satisfied or when On-orbit Check Out is completed and reasonable corrective actions mutually agreed upon by Orbital and ORBCOMM Global, if necessary, have been implemented to the reasonable satisfaction of ORBCOMM Global and shall continue for a period of five (5) years thereafter.

         (c) The monthly On-orbit performance incentive payment to be earned for each complete month during the On-orbit Performance Incentive Period shall be as follows:

         Year         Monthly Payment per Plane
         ----         ------------------------
          1           $ [CONFIDENTIAL TREATMENT]
          2           $ [CONFIDENTIAL TREATMENT]
          3           $ [CONFIDENTIAL TREATMENT]
          4           $ [CONFIDENTIAL TREATMENT]
          5           $ [CONFIDENTIAL TREATMENT]




         (d) In the event any available On-orbit Performance Incentive Payment is not earned, the balance (up to a maximum of $[CONFIDENTIAL TREATMENT] per plane) shall be available to be earned if there are at least six
(6) Working Satellites in any plane in the sixth year of operation payable on a monthly basis over that year.

         (e) In the event of failure or performance degradation of any Satellite due to improper operation by ORBCOMM Global (to the extent that such improper operation is not the result of Orbital's directives), or if any Working Satellite is intentionally put out of service by ORBCOMM Global, it shall, for the purpose of earning On-orbit Performance Incentive Payment, be considered a Working Satellite.

         (f) In the event of launch failure of any plane of Satellites, no On-orbit Performance Incentive Payment shall be payable for that plane, but shall be available to be earned for performance of the fourth plane, if launched.


          ARTICLE 15 - SPECIAL PROVISIONS RELATING TO LAUNCH SERVICES

         Section 15.2 - Cross-Waiver of Liability Relating to the Launch of the Orbital Satellites. (a) In accordance with the applicable Department of Transportation commercial launch license requirements, ORBCOMM Global agrees to enter into an agreement with Orbital for a no-fault, no-subrogation, inter-participant waiver of liability pursuant to which each shall not bring a claim against or sue the employees of the other, or any of them, or the United States Government, and each party agrees to be responsible for and to absorb the financial and any other consequences of any Property Damage it incurs or for any Bodily Injury to, or Property Damage incurred by, its own employees resulting from activities carried out under this Agreement, irrespective of whether such Bodily Injury or Property Damage is caused by ORBCOMM Global, Orbital or by their contractors, subcontractors, officers, directors, agents, servants and employees and the Government and regardless of whether such Bodily Injury or Property Damage arises through negligence or otherwise.

         (b) ORBCOMM Global and Orbital shall each be responsible for such insurance as they deem necessary to protect their respective property. Any insurance carried in accordance with this Article 15 and any policy taken out in substitution or replacement for any such policy shall provide that the insurers shall waive any rights of subrogation against ORBCOMM Global, Orbital, and the United States Government, as the case may be, and their contractors and subcontractors at every tier.

         (c) ORBCOMM Global and Orbital hereby agree to obtain a similar waiver in the form set forth above from any party with which it enters into an agreement relating to the activities (launch of the Satellites) contemplated by this Article, including without limitation, all of its respective contractors, subcontractors and suppliers at every tier, and all persons and entities to whom it assigns all or any part of its rights or obligations under this Agreement.

         (d) As used herein, "BODILY INJURY" means bodily injury, sickness, disease, disability, shock, mental anguish or mental injury sustained by any person including death and damages for care and loss of services resulting therefrom. "PROPERTY DAMAGE" means injury to or destruction of tangible property including the loss of use of such injured or destroyed property.

         Section 15.3 - Flight Readiness Assessment. Orbital shall conduct a Mission Readiness Review (MRR) to be held subsequent to Orbital's final launch readiness review. At the MRR, Orbital shall summarize the status of its expendable launch vehicle (ELV) and launch support systems and attest to its readiness to launch the mission. If after due consideration of the status of the ELV, spacecraft, and other launch support systems, ORBCOMM Global does not agree that the total mission is ready for launch, ORBCOMM Global shall retain the right to direct the delay to the launch under the terms of the Changes provision of this Agreement.

         Section 15.4 - Final Countdown Launch Authorization. ORBCOMM Global shall also be polled in the final countdown procedure during status checks and shall retain the right to concur or not to concur in the "GO" for launch. ORBCOMM Global's designated representative shall be authorized to make such a decision. If ORBCOMM Global does not concur, it may declare a "HOLD" and delay the launch. If ORBCOMM Global calls for delay and the cause for such delay cannot be shown to be attributable to Orbital's performance, or to have been within its control or due to its fault or negligence, Orbital shall receive an equitable adjustment to the Agreement price and schedule.

         Section 15.5 - Range Support. Orbital is responsible for the range costs, interface, and all coordination with the Government Agencies that control the launch ranges required to launch each payload.


                           ARTICLE 16 - MISCELLANEOUS

         Section 16.1 - Notices. (a) Except as otherwise specified herein, all notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by certified or registered mail, return receipt requested, by telecopy or delivered in person addressed as follows:

         (i)     if to Orbital, to it at:

                                  21700 Atlantic Boulevard
                                  Dulles, Virginia 20166
                                  Telecopy:     (703) 406-5572
                                  Attention:    Senior Vice President and
                                                General Counsel

         (ii)    If to ORBCOMM Global, to it at:

                                  21700 Atlantic Boulevard
                                  Dulles, Virginia 20166
                                  Telecopy:     (703) 406-3508
                                  Attention:    President

                 with copies to:

                                  Orbital Sciences Corporation
                                  21700 Atlantic Boulevard
                                  Dulles, Virginia 20166

                                  Telecopy:       (703) 406-3509
                                  Attention:      Executive Vice President and
                                                  General Manager,
                                                  Communication and Information
                                                  Systems Group


                                  Teleglobe Mobile Inc.
                                  c/o Teleglobe Inc.
                                  1000 de la Gauchetiere Street West
                                  Montreal, Quebec
                                  Canada  H3B 4X5
                                  Telecopy:       (514) 868-7719
                                  Attention:      Executive Vice President,
                                                  Corporate Development and
                                                  Corporate Secretary

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three (3) business days after being deposited in the mail with first class postage prepaid, or (iv) if given by any other means, when received at the address specified in this
Section 16.1.

         Section 16.2 - Force Majeure. Neither party shall be responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 16.4 hereof.

         Delays in the launch of Satellites caused by the actions or inactions of Orbital in connection with this Agreement, including without limitation any Launch Vehicle Launch Service failure, directly or pursuant to its subcontracts shall not constitute a force majeure event under this Section 16.2. All other delays in launches of Satellites arising for whatever reason shall constitute a force majeure event, including but not limited to delays in the launch(es) of Satellite(s) due to delays of any other launches (i.e., not under the Launch Vehicle Launch Service under this Agreement) preceding any of the ORBCOMM System scheduled launches.

         Section 16.3 - Licenses and Permits. Launches of the ORBCOMM System Satellites shall be accomplished under the Commercial Space Launch Act (49 U.S.C. Section 2601, et seq.). Orbital shall be responsible for obtaining the necessary licenses, permits and clearances that may be required by the United States Department of Transportation, Department of Commerce, or other governmental agency in order to operate as a launch service contractor.

         Section 16.4 - Resolution of Disputes. (a) Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement or any breach hereof, shall be submitted to a representative management panel of ORBCOMM Global, Orbital and Teleglobe Mobile. Each of ORBCOMM Global, Orbital and Teleglobe Mobile may appoint up to two (2) individuals to such panel. Such appointments shall be made within ten (10) days of the receipt by the appointing party of notice of the existence of such controversy or claim. The unanimous decision and agreement of such panel shall resolve the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such panel, it shall be brought before the Presidents of ORBCOMM Global and Orbital and a designee of Teleglobe Mobile for final resolution. If such individuals are unable to resolve the matter within thirty (30) days of the submission of such controversy or claim to such individuals by way of unanimous decision, either party may remove the controversy or claim for arbitration in accordance with
Section 16.4(b).

         (b) Any controversy or claim that is not resolved under Section 16.4(a) shall be settled by final and binding arbitration in New York, New York, in accordance with the then existing United States domestic rules of the American Arbitration Association (the "AAA") (to the extent not modified by this Section 16.4). In the event that claims or controversies arise under this Agreement and any of the Definitive Agreements, such claims or controversies may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three (3) arbitrators who are expert in satellite communications systems and/or launch vehicles as may be appropriate depending on the nature of the dispute. Each of ORBCOMM Global and Orbital shall appoint one (1) arbitrator. If any party fails to appoint an arbitrator within thirty
(30) days from the date on which another party's request for arbitration has been communicated to the first party, such appointment shall be made by the AAA. The two (2) arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal. If the two (2) appointed arbitrators fail to nominate a chairman within ten (10) days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the AAA. In all cases, the arbitrators shall be fluent in English. Judgment upon any award rendered by the arbitrators may be entered into any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

         Section 16.5 - Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, USA, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         Section 16.6 - Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest or obligations hereunder shall be assigned or transferred

(by operation of law or otherwise) to any person without the prior written consent of the other party, provided that any party may assign this Agreement and its interest and obligations hereunder to any wholly owned subsidiary of such party.

         Section 16.7 - Order of Precedence. Inconsistencies between or among Articles of Agreements and/or any attachment shall be resolved in the following order of precedence:

         (a)     Article 1 through Article 16 of this Agreement;

         (b)     the Statements of Work; and

         (c)     the Specifications.

         Section 16.8 - Options and Option Exercise.

         (a) The option for a fourth launch may be exercised up until thirty (30) days after the third launch contemplated by this Agreement, but in any event, no later than December 31, 1997. Delivery shall be no later than twenty-two (22) months after exercise.

         (b) The option for the Replacement Constellation may be exercised up until twenty-two (22) months after the third launch contemplated by this Agreement but in any event, no later than December 31, 1999. Delivery shall begin no later than twenty-two (22) months after exercise with a detailed schedule to be negotiated.

         (c) The option for launch of two (2) ORBCOMM Satellites to a high inclination orbit shall be on an "as available" basis and delivery and to the extent that the option price referred to in Section 2.9 is not applicable, price shall be negotiated prior to exercise.

         (d) Invoicing and payment for the options shall be negotiated prior to exercise and shall be consistent with the Invoicing and Payment terms of this Agreement.

         Section 16.9 - Export Regulations. ORBCOMM Global acknowledges that if Goods or technical data purchased, provided or produced hereunder are to be exported, they are subject to applicable U.S. Commerce and/or State Department export regulations. ORBCOMM Global accepts full responsibility for and agrees to comply fully with such regulations, including obtaining export licenses and re-export permission.

         Section 16.10 - Key Personnel. Orbital agrees that those individuals identified in Exhibit D, which Exhibit D may be modified from time to time at the request of ORBCOMM Global, which request shall not be unreasonably denied by Orbital, are necessary for the successful completion of the Work to be performed of this Agreement. Such key personnel shall not be removed from the performance of the Work under this Agreement unless replaced with personnel of substantially equal qualifications and ability. ORBCOMM Global shall have the right to review the qualifications of any proposed replacements and, if for valid reasons ORBCOMM Global deems such personnel to be unsuitable, ORBCOMM Global may require Orbital to offer alternative candidates. Notwithstanding its role in approving key personnel, ORBCOMM Global shall have no supervisory control over their work, and nothing in this Section 16.10 shall relieve Orbital of any of its obligations under this Agreement, or of its responsibility for any acts or omissions of its personnel. To the extent that one or more of the key personnel voluntarily resign, ORBCOMM Global shall be consulted in the selection of the replacement personnel but shall not have the right to approve such replacement personnel.

         Section 16.11 - Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         Section 16.12 - Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 16.13 - Amendment Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder by waived except by an instrument in writing signed by the parties hereto.

         Section 16.14 -Termination of the ORBCOMM System Agreement. The ORBCOMM System Agreement is hereby terminated and except for the Gateway Earth Station efforts described in Exhibit A, Part 3, which is to be completed and paid for under this Agreement, ORBCOMM Global's potential liability for taxes and ORBCOMM's warranty obligations under Article 10 of the ORBCOMM System Agreement, if any, which shall survive this termination, there shall be no further obligations under the ORBCOMM System Agreement.

                  ARTICLE 17 - LIST OF EXHIBITS AND SCHEDULES

                                            Exhibits
                                            --------
 Exhibit A                               STATEMENT OF WORK AND SPECIFICATIONS
         Part 1A                         Satellite Statement of Work
         Part 1B                         Satellite Specifications
         Part 2                          Launch Vehicle Statement of Work Specifications
         Part 3                          Gateway Earth Station Statement of Work and Specifications
 Exhibit B                               Category B Milestones
 Exhibit C                               Category A Milestones
 Exhibit D                               Key Personnel
 Exhibit E                               Reserved

                                       To Be Incorporated
                                       ------------------

 Exhibit F                               Verification and Test Plan
 Exhibit G                               Interface Specifications

                                           Schedules
                                           ---------

 Schedule 4.1(f)                         Maximum Cumulative Payments
 Schedule 4.2(c)                         Category A On-orbit Check Out Achievement Criteria
 Schedule 4.4                            Form of Invoice
 Schedule 6.3(a)                         Gateway Earth Station Acceptance Test Procedure
 Schedule 9.4(b)                         Patent Indemnification - List of Countries
 Schedule 14                             Working Satellites for On-Orbit Incentive Payment

                                       To Be Incorporated
                                       ------------------

 Schedule 6.3(b)                         Satellite Control Center Acceptance Test Procedure


APPENDIX I OF THE ORBCOMM SYSTEM AGREEMENT IS ATTACHED HERETO. THE PARTIES SHALL HAVE NO OBLIGATION WITH RESPECT TO SUCH APPENDIX I, WHICH SHALL BE USED TO CLARIFY THE MEANING AND INTERPRETATION OF THIS AGREEMENT, IF SUCH MEANING OR INTERPRETATION CANNOT BE REASONABLY DERIVED FROM THIS AGREEMENT, THE EXHIBITS OR SCHEDULES THERETO.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


ORBITAL SCIENCES CORPORATION


By:      /s/ Bruce W. Ferguson
         -------------------------
         Name:  Bruce W. Ferguson
         Title:  Executive Vice President and
                 General Manager/Communications and
                 Information Systems Group


                             ORBCOMM GLOBAL, L.P.

                             BY ITS GENERAL PARTNERS,
                             ORBITAL COMMUNICATIONS CORPORATION


                             By:  /s/ Alan L. Parker
                                  -------------------------
                                  Name:  Alan L. Parker
                                  Title:  President

                             - and -


                             TELEGLOBE MOBILE PARTNERS

                             BY ITS MANAGING PARTNER
                             TELEGLOBE MOBILE INVESTMENTS INC.


                             By:  /s/ Guthrie J. Stewart
                                  -------------------------
                                  Name:  Guthrie J. Stewart
                                  Title:  Executive Vice President, Corporate
                                          Development and Corporate Secretary